SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore

(State or Other Jurisdiction of Incorporation)

0-23354	Not Applicable

(Commission File Number)	(IRS Employer Identification No.)

36 Robinson Road, #18-01, City House, Singapore	068877

(Address of Principal Executive Offices)	(Zip Code)

(65) 299-8888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02

Item 5. Other Events.

          On July 30, 2003, Flextronics International Ltd. (“Flextronics”) issued a press release announcing its intention to raise $500,000,000 through a private offering of Convertible Subordinated Notes due 2010 (which amount does not give effect to an option granted to the initial purchasers to purchase an additional $30,000,000 in principal amount of the notes). On July 31, 2003, Flextronics issued a press release announcing that it had priced its private offering of $500,000,000 aggregate principal amount of its 1% Convertible Subordinated Notes due August 1, 2010 (which amount does not give effect to an option granted to the initial purchasers to purchase an additional $30,000,000 in principal amount of the notes). The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. Copies of the press releases are filed as Exhibits 99.01 and 99.02 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

                  The following exhibits are filed herewith:

Exhibit No.	Exhibit Title

99.01	Press Release, dated July 30, 2003, issued by Flextronics International Ltd.

99.02	Press Release, dated July 31, 2003, issued by Flextronics International Ltd.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: August 4, 2003	By: /s/ Robert R.B. Dykes Robert R. B. Dykes President, Systems Group and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.01	Press Release, dated July 30, 2003, issued by Flextronics International Ltd.

99.02	Press Release, dated July 31, 2003, issued by Flextronics International Ltd.